Exhibit 99.2

ASTRA INVESTOR UPDATE Q2 2022 View from LV0009 in low Earth orbit

ASTRA

DISCLAIMER AND FORWARD-LOOKING STATEMENTS

Certain statements made in this presentation are "forward-looking statements". Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra's expectations or projections, including the following factors, among others: (i) the failure to meet projected development and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control, weather and other suboptimal conditions that may it difficult to perform a launch attempt, as well as those driven by the dedication of our launch resources to the development of Launch System 2.0; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra, (vii) the ability to manage its cash outflows during its business operations and (vii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.

This Presentation contains statistical data, estimates and forecasts that have been provided by Astra and/or are based on independent industry publications or other publicly available information, as well as other information based on Astra's internal sources. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data that has been provided by Astra and/or contained in these industry publications and other publicly available information.

Accordingly, none of Astra nor its respective affiliates and advisors makes any representations as to the accuracy or completeness of these data. Certain amounts related to the transaction described herein have been expressed in U.S. dollars for convenience and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein.

Non-GAAP Financial Measures. This Presentation includes non-GAAP financial measures. Astra believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Astra's financial condition and results of operations. Astra's management uses certain of these non-GAAP measures to compare Astra's performance to that of prior periods for trend analyses and for budgeting and planning purposes.

All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and Astra's use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of Astra.

This Presentation accompanies Astra's earnings call for the second quarter 2022, which was held on August 4, 2022, and is intended to assist in understanding information Astra's management discussed in that call. This Presentation should be viewed in conjunction with the August 4, 2022, earnings call, a replay of which is available on Astra's website at www.astra.com, under Investors.

Improve Life On Earth From Space OUR MISSION

ASTRA SPACE PLATFORM LAUNCH SERVICES SPACE PRODUCTS SPACE SERVICES

TROPICS-1 Investigation Continues View from LV0010 upper stage

ASTRA

IMPROVED LAUNCH SYSTEM

600kg*

$5M**


TAM
UPDATED ROCKET 4.0
ROCKET 4.0

45% → 75%

TOTAL ADDRESSABLE MARKET (TAM)***



*600 kilograms is target payload to mid inclination low Earth orbit over the course of the product lifecycle
**Base bulk launch price for dedicated launches assuming no price increases due to inflation
***Total addressable market data based on internal market research and management estimates. Excludes Starlink
Note: Given the increasing demand from large constellation operators for higher capacity, lower cost, and more reliable launch services, our discussions with NASA and other customers, we have increased our payload capacity target for Launch System 2.0 from 300kg to 600kg

$100MM COMMITTED EQUITY FACILITY

ASTRA SPACECRAFT ENGINE103committed orders through Q2* *From July 1, 2021 through June 30, 2022, including 14 units sold, but not delivered, before Astra acquired Apollo Fusion.

ASTRA SPACECRAFT ENGINE Flight-Proven Electric Propulsion Systems SCALING TO SERVE CONSTELLATIONS CURRENTLY AT WORK ON ORBIT 300+ ON ORBIT BURNS

KEY FINANCIAL METRICS | Q2 2022 REVENUES Q1 2022 Q2 2022 $3.9M $2.7M ADJUSTED EBITDA Q1 2022 Q2 2022 -$47.5M -$48.4M ADJUSTED NET INCOME Q1 2022 Q2 2022 -$50.1M -$53.0M ADJUSTED EPS Q1 2022 Q2 2022 $(0.19) $(0.17)

KEY FINANCIAL METRICS (CONT'D) | Q2 2022 Q1 2022 Q2 2022 NON-GAAP OPERATING EXPENSES $44.2M $48.4M Q1 2022 Q2 2022 CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS $255.2M $200.7M Q1 2022 Q2 2022 FREE CASH FLOW (1) -$69.2M -$54.7M Q1 2022 Q2 2022 CAPITAL EXPENDITURES(2) $15.1M $12.9M (1)Operating cash provided by operations less Capital expenditures (2)Includes Property, Plant & Equipment and investments in leasehold improvements

ASTRA